UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 20, 2009 (May 20, 2009)
(Date of Report (date of earliest event reported))

Hughes Network Systems, LLC
(Exact name of Registrant as specified in its charter)

Delaware	333-138009	11-3735091
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee IdentificationNumber)

11717 Exploration Lane, Germantown, Maryland 20876
(Address of principal executive office and Zip code

 (301) 428-5500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD
Item 7.01 Regulation FD Disclosure.

     On May 20, 2009, Hughes Network Systems, LLC (the “Company” or “HNS”) issued a press release announcing a proposed private placement by the Company and its wholly-owned subsidiary, HNS Finance Corp., of $125.0 million in the aggregate principal amount of 9 1/2% senior notes due 2014.  The Company's press release announcing the private placement is attached as Exhibit 99.1 and is incorporated herein by reference.

     The information contained in this report shall not constitute an offer to sell or a solicitation of an offer to purchase any notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

On May 18, 2009, the Company and its parent, Hughes Communications, Inc, received notification of  a complaint in the US District Court for the Northern District of California by two consumers on behalf of themselves and other similarly situated persons for, among others, breach of warranties, fraud and negligent misrepresentation. The plaintiffs are seeking to have the case be certified as a class action. The complaint alleges, among other things, that the Company misrepresented the speed of the HughesNet service in its advertising. The Company has not yet had the opportunity to fully evaluate the substance of the claims and its available defenses, and no discovery has occurred.

    The information contained in this Item 7.01 is being furnished and shall not be deemed "filed" with the Securities and Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended.

Section 8 – Other Events
Item 8.01 Other Events.

Effective January 1, 2009, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 160, “Noncontrolling interests in Consolidated Financial Statements-an amendment of ARB No. 51.” SFAS No. 160 requires that a noncontrolling interest, previously reported as minority interest, be reclassified to equity.  The adoption of SFAS No. 160 did not have a material impact on the Company’s financial condition, results of operations or cash flows. However, it did impact the presentation and disclosure of noncontrolling interests on the Company’s consolidated financial statements.

The principal effect on the Company’s consolidated balance sheets included in its 2008 Form 10-K related to the adoption of SFAS No. 160 is summarized as follows (in thousands):

	December 31,
	2008	2007
Minority interest, as reported	$5,629	$5,350
Decrease for SFAS No. 160 reclass of noncontrolling interest	(5,629)	(5,350)
Minority interest, as adjusted	$-	$-

Total equity, as reported	$229,841	$247,470
Increase for SFAS No. 160 reclass of noncontrolling interest	5,629	5,350
Total equity, as adjusted	$235,470	$252,820

    SFAS No. 160 also requires that the Company’s net income be adjusted to include the net income attributable to the noncontrolling interest, and a new separate caption for net income attributable to HNS be presented on the consolidated statement of operations. The principal effect on the Company’s consolidated statements of operations included in its 2008 Form 10-K related to the adoption of SFAS No. 160 is summarized as follows (in thousands):
	For the Year Ended December 31,
	2008	2007	2006
Net income, as reported	$12,096	$49,801	$19,102
Adjusted to include net income attributed
to the minority interests per SFAS No. 160	279	83	163
Net income, as adjusted	12,375	49,884	19,265
Net income attributable to the noncontrolling interest	(279)	(83)	(163)
Net income attributable to HNS	$12,096	$49,801	$19,102

Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

    The exhibit to this Current Report on Form 8-K is listed on the Exhibit Index on page 4 hereof, which is incorporated by reference in this item 9.01(d).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hughes Network Systems, LLC

Date: May 20, 2009	By:	/s/ Dean A. Manson
	Name:	Dean A. Manson
	Title:	Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release dated May 20, 2009 issued by Hughes Network Systems, LLC announcing proposed private placement of senior notes.